UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 30, 2020

CELSIUS HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-34611	20-2745790
(Commission File Number)	(IRS Employer Identification No.)

2424 N. Federal Highway, Suite 208, Boca Raton, Florida 33431

 (Address of principal executive offices and zip code)

(561) 276-2239
(Registrant’s telephone number including area code)

Former Name or Former Address (If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELH	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

When used in this Current Report on Form 8-K, unless otherwise indicated, the terms “the Company,” “Celsius,” “we,” “us” and “our” refer to Celsius Holdings, Inc. and its subsidiaries.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2020, the Company’s Board of Directors (the “Board”) approved and adopted certain changes to the cash compensation of non-employee directors for their service on the Board and its committees. The table below lists the annual cash compensation payable to non-employee directors which will be paid in quarterly installments commencing with the first quarter of 2020. Notwithstanding the foregoing, Mr. Tony Lau will not receive any cash compensation.

Position	Annual Cash Compensation
Board Member	$20,000
Governance Committee Chairperson	$2,000
Audit Committee Chairperson	$2,000
Compensation Committee Chairperson	$2,000
Board Chairperson	$2,000*

*Each of the two current Board co-chairs will receive $1,000.

Members of the Board are also eligible to receive grants of equity incentives under the Company’s 2015 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date: February 14, 2020	By:	/s/ John Fieldly
John Fieldly, President and Chief Executive Officer

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